Exhibit 5.1

DST Systems, Inc.

333 West 11th Street

Kansas City, Missouri 64105

(816) 435-1000

May 14, 2014

DST Systems, Inc.

333 West 11th Street

Kansas City, Missouri 64105

Re:          DST Systems, Inc.

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Secretary of DST Systems, Inc., a Delaware corporation (the “Company”), and, as such, I have acted as counsel to the Company in connection with the Underwriting Agreement, dated May 8, 2014 (the “Underwriting Agreement”), among the Company, the selling stockholders named therein (the “Selling Stockholders”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several underwriters therein (the “Underwriters”), relating to the sale by the Selling Stockholders to the Underwriters of 5,357,200 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (“DST Common Stock”), including the associated rights to purchase Series A Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock,” and together with the DST Common Stock, the “Common Stock”) and up to an additional 267,860 shares of Common Stock (the “Option Shares”) at the Underwriters’ option.  The Firm Shares and the Option Shares are collectively referred to herein as the “Securities.”  The Securites are to be offered and sold by the Selling Stockholders pursuant to a registration statement on Form S-3 (File No. 333-195693) of the Company relating to the Securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on May 5, 2014, under the Securities Act (such registration statement including the prospectus dated May 5, 2014 (the “Base Prospectus”), the preliminary prospectus supplement  dated May 5, 2014 (the “Preliminary Prospectus”), and the prospectus supplement, dated May 8, 2014 (the “Prospectus Supplement”), being hereinafter referred to as the “Registration Statement).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration

Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus Supplement other than as expressly stated herein with respect to the legality of the Shares.

In rendering the opinions set forth below, I have, or an attorney working for me has, examined the following:

(i)            the Company’s Amended and Restated Certificate of Incorporation, as in effect at the time of issuance of the Securities;

(ii)           the Amended and Restated Bylaws of the Company, as in effect at the time of issuance of the Securities; and

(iii)          the Amended and Restated Stockholders’ Rights Agreement, dated as of October 10, 2005 and amended and restated as of August 5, 2011, between the Company and Computershare Trust Company, N.A., as rights agent; and

(iv)          certain resolutions of the Board of Directors of the Company and committees thereof relating to the original issuance and sale of the Securities .

I have, or an attorney working for me has, also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies.  In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinions stated below which I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

I am a member of the Bar of the State of Missouri.  My opinions set forth herein are limited to Delaware corporate law and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion as to any non-Opined on Law on the opinion herein stated.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, I am of the opinion that the Securities have been validly issued and are fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also hereby consent to the reference to me under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Randall D. Young
Randall D. Young, Esq.
Senior Vice President, General Counsel and Secretary